                                                                      EXHIBIT 99

                               [MAX & ERMA'S LOGO]

                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229



FOR IMMEDIATE RELEASE
MAX & ERMA'S RESTAURANTS, INC.                  For Further Information Contact:
NASDAQ:  MAXE                                   William C. Niegsch, Jr.
                                                Exec. Vice President & Chief
                                                Financial Officer
JUNE 10, 2004                                   (614) 431-5800
                                                www.maxandermas.com




                         MAX & ERMA'S RESTAURANTS, INC.
                         REPORTS SECOND QUARTER RESULTS




SECOND QUARTER HIGHLIGHTS:

-     RECORD SECOND QUARTER REVENUES.

-     ONE COMPANY-OWNED AND ONE FRANCHISED RESTAURANT OPENED DURING THE QUARTER.

- TWO TO THREE COMPANY-OWNED AND THREE TO FOUR FRANCHISED LOCATIONS SCHEDULED TO OPEN DURING SECOND HALF OF 2004.

-     BOARD EXTENDS 200,000 SHARE REPURCHASE AUTHORIZATION TO AUGUST 21, 2005.



FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

                                                                12 WEEKS ENDED                    28 WEEKS ENDED
                                                       ------------------------------     ------------------------------
                                                       5/19/04     5/11/03   % Change     5/19/04     5/11/03   % Change
                           Revenues                    $41,882     $38,801     +7.9%      $95,304     $88,009     +8.3%
                   Operating Income                    $ 1,161     $ 1,224     -5.1%      $ 2,962     $ 2,948     +0.5%
                Income Before Taxes                    $   627     $   807    -22.3%      $ 1,831     $ 2,043    -10.4%
                         Net Income                    $   497     $   650    -23.5%      $ 1,388     $ 1,558    -10.9%
Diluted Net Income per Common Share                    $  0.19     $  0.25    -23.1%      $  0.54     $  0.59     -8.5%
         Diluted Shares Outstanding                      2,580       2,609     -1.1%        2,593       2,663     -2.3%

COLUMBUS, OHIO, JUNE 10, 2004 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported second quarter 2004 financial results.

Revenues for the second quarter of 2004 rose 8% to a second quarter record of $41.9 million from $38.8 million for the second quarter of 2003. Year-to-date revenues also increased 8% to $95.3 million for 2004 from $88.0 million for 2003. Net income and net income per diluted share declined 23% to $497,000 or $0.19 per diluted share for the second quarter of 2004 from $650,000 or $0.25 per diluted share for the second quarter of 2003. Year-to-date the Company reported net income of $1,388,000 or $0.54 per diluted share for 2004 versus net income of $1,558,000 or $0.59 per diluted share for 2003.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's said that the results for the quarter and year-to-date are somewhat disappointing. We made progress in several areas such as payroll and health insurance and maintained good control over corporate overhead, but gave it all back in higher cost of sales. Mr. Barnum went on to say that record high chicken, beef and dairy prices drove up costs of goods sold by a full percentage point over last year. He said that equates to over $400,000 for the quarter and over three quarters of a million dollars for the year-to-date period in higher cost of sales.

Mr. Barnum said that despite the margin-pressure from higher commodity prices, the Company is maintaining a steady, conservative growth. Revenues grew 8% for both the quarter and year-to-date as a result of two Company-owned restaurant openings and a continued expansion of the Company's franchising program. Mr. Barnum added that the franchise fees and royalties have increased 22% year-to-date. He noted that the Company expects to open two to three restaurants during the second half of the year and anticipates three to four franchised openings. Through the second quarter of 2004 two franchised restaurants have already opened.

Mr. Barnum also announced that the Company's Board of Directors extended an authorization to repurchase up to 200,000 shares of its common stock through August 21, 2005. As of June 10, 2004 approximately 129,000 shares remain available for repurchase under the authorization. The buybacks will occur selectively at the Board's discretion through market purchases or privately negotiated transactions. The Company's stock has traded in a range of $14.10 to $19.00 over the last 52 weeks.

Max & Erma's currently owns and operates 75 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 18 restaurants in Cleveland, Columbus, Cincinnati, Wilmington, Sandusky and Dayton, Ohio, the Ohio Turnpike; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; and Edinburgh, Evansville and Seymour, Indiana. A franchised restaurant is under construction in Chillicothe, Ohio. Company-owned restaurants are under construction in Westerville, Canton and Perrysburg, Ohio. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.

                         - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                     Twelve Weeks Ended           Twenty-eight Weeks Ended
                                 ---------------------------     ---------------------------
                                   May 09,         May 11,         May 09,         May 11,
                                    2004            2003            2004            2003
                                 -----------     -----------     -----------     -----------
REVENUES:                        $41,882,192     $38,801,416     $95,303,714     $88,009,019

COSTS AND EXPENSES:
Costs of Goods Sold               10,832,967       9,667,975      24,071,425      21,579,993
Payroll and Benefits              13,633,259      12,892,380      30,837,128      28,764,049
Other Operating Expenses          13,022,428      12,040,253      29,803,418      27,487,274
Pre-Opening Expenses                 101,746         166,361         249,034         367,498
Administrative Expenses            3,130,350       2,809,986       7,380,834       6,862,181
                                 -----------     -----------     -----------     -----------
Total Operating Expenses          40,720,750      37,576,955      92,341,839      85,060,995
                                 -----------     -----------     -----------     -----------
Operating Income                   1,161,442       1,224,461       2,961,875       2,948,024
Interest Expense                     515,120         398,379       1,111,674         886,098
Minority Interest in Income
  of Affiliated Partnerships          19,252          19,251          19,252          19,251
                                 -----------     -----------     -----------     -----------

INCOME BEFORE INCOME TAXES           627,070         806,831       1,830,949       2,042,675
INCOME TAXES                         130,000         157,000         443,000         485,000
                                 -----------     -----------     -----------     -----------
NET INCOME                       $   497,070     $   649,831     $ 1,387,949     $ 1,557,675
                                 ===========     ===========     ===========     ===========

NET INCOME PER SHARE:
   Basic                         $      0.20     $      0.26     $      0.57     $      0.64
                                 ===========     ===========     ===========     ===========
   Diluted                       $      0.19     $      0.25     $      0.54     $      0.59
                                 ===========     ===========     ===========     ===========

SHARES OUTSTANDING:
   Basic                           2,457,539       2,470,907       2,454,266       2,421,500
                                 ===========     ===========     ===========     ===========
   Diluted                         2,580,060       2,609,337       2,592,867       2,662,551
                                 ===========     ===========     ===========     ===========

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                               May 9,
                                            ASSETS                                              2004           October 26,
                                                                                             (UNAUDITED)          2003
                                                                                            ------------      ------------
Current Assets:
Cash                                                                                        $  1,757,423      $  2,616,324
Inventories                                                                                    1,291,326         1,161,927
Other Current Assets                                                                           2,462,258         2,215,619
                                                                                            ------------      ------------
Total Current Assets                                                                           5,511,007         5,993,870

Property - At Cost:                                                                           92,007,113        82,885,574
Less Accumulated Depreciation and Amortization                                                39,763,592        35,848,525
                                                                                            ------------      ------------
Property - Net                                                                                52,243,521        47,037,049

Other Assets                                                                                   9,030,573         8,711,176
                                                                                            ------------      ------------
Total                                                                                       $ 66,785,101      $ 61,742,095
                                                                                            ============      ============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations                                                 $  4,075,695      $  2,664,166
Accounts Payable                                                                               4,549,397         4,140,765
Accrued Payroll and Related Taxes                                                              2,989,463         2,966,718
Accrued Liabilities                                                                            3,751,531         3,944,917
                                                                                            ------------      ------------
Total Current Liabilities                                                                     15,366,086        13,716,566

Long-Term Obligations - Less Current Maturities                                               37,364,524        35,836,887

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,457,592 Shares
   at 05/09/04 and 2,449,601 Shares at 10/26/03                                                  245,759           244,960
Additional Paid-In Capital                                                                       173,377
Accumulated Other Comprehensive Loss                                                            (344,648)         (648,373)
Retained Earnings                                                                             13,980,003        12,592,055
                                                                                            ------------      ------------
Total Stockholders' Equity                                                                    14,054,491        12,188,642
                                                                                            ------------      ------------
Total                                                                                       $ 66,785,101      $ 61,742,095
                                                                                            ============      ============